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Aduro Biotech Appoints Experienced Financial Executive, Frank Karbe, to its Board of Directors

BERKELEY, Calif., April 18, 2019 – Aduro Biotech, Inc. (NASDAQ: ADRO),  a clinical stage biopharmaceutical company developing therapies in the Stimulator of Interferon Genes (STING) and A Proliferation Inducing Ligand (APRIL) pathways, today announced the appointment of Frank Karbe to its Board of Directors and Audit Committee. Mr. Karbe,  who currently serves as the chief financial officer of Myovant Sciences, Inc., brings more than 20 years of life sciences industry experience to Aduro.

“We are pleased to welcome Frank to our Board  as we continue advancing our STING and APRIL programs through development,” said Stephen T. Isaacs, chairman, president and chief executive officer of Aduro. “Frank’s track record of leadership in financial strategy, operations and corporate development will be a valuable addition to Aduro.”

“This is an exciting time for Aduro, as its first-in-class STING agonist and anti-APRIL antibody have the potential to impact the treatment of multiple oncologic, autoimmune and inflammatory indications,” added Mr. Karbe.  “I look forward to collaborating with Aduro’s Board and executive leadership team on the company’s next phase of growth and development.”

Prior to joining Myovant Sciences,  a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for women's health and prostate cancer, Mr. Karbe served as executive vice president and chief financial officer for Exelixis from 2004 – 2014. Earlier in his career, he worked as an investment banker for Goldman Sachs & Co., most recently as vice president in the healthcare group focusing on corporate finance and mergers and acquisitions in the biotechnology industry. He also served on the Board of Directors of Arbutus Biopharma Corporation and Kolltan Pharmaceuticals, Inc. Mr. Karbe received his Diplom-Kaufmann from the WHU-Otto Beisheim Graduate School of Management, Koblenz, Germany.

About Aduro
Aduro Biotech, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of therapies that are designed to harness the body's natural immune system for the treatment of patients with challenging diseases. Aduro’s product candidates in the Stimulator of Interferon Genes (STING) and A Proliferation Inducing Ligand (APRIL) pathways are being investigated in cancer, autoimmune and inflammatory diseases. ADU-S100 (MIW815), which potentially activates the intracellular STING receptor for a potent tumor-specific immune response, is being evaluated in patients with cutaneously accessible metastatic solid tumors or lymphomas. BION-1301, a fully blocking monoclonal antibody that blocks APRIL binding to both the BCMA and TACI receptors, is being evaluated in multiple myeloma and as a potential treatment for IgA nephropathy. Aduro is collaborating with a number of leading global pharmaceutical companies to help expand and drive its product pipeline. For more information, please visit www.aduro.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions or current expectations concerning, among other things, the potential for our STING and APRIL programs for the treatment of cancer, autoimmune and inflammatory diseases and the value Mr. Karbe will add as a director. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions.  Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, early or preliminary clinical trial results may not be predictive of future results, our history of net operating losses and uncertainty regarding our ability to achieve profitability, our ability to develop and commercialize our product candidates, our ability to use and expand our technologies to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates, our ability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do, our reliance on third parties, and our ability to obtain and adequately protect intellectual property rights for our product candidates.  We discuss many of these risks in greater detail under the heading “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2018, which is on file with the Securities and Exchange Commission. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.